SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

[X]      Filed by Registrant
[ ]      Filed by a Party other than the Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                               STEVEN MADDEN, LTD.
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

1)       Title of each class of securities to which transaction applies:
                     N/A
         -----------------------------------------------------------------------
2)       Aggregate number of securities to which transaction applies:
                     N/A
         -----------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
                     N/A
         -----------------------------------------------------------------------
4)       Proposed maximum aggregate value of transaction:
                     N/A
         -----------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

             1)  Amount Previously Paid:
                        N/A
             ------------------------------------------------------
             2)  Form, Schedule or Registration Statement No.:
                        N/A
             ------------------------------------------------------
             3)  Filing Party:
                        N/A
             ------------------------------------------------------
             4)  Date Filed:
                        N/A
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

                               STEVEN MADDEN, LTD.
                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104

                       -----------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2001

                       -----------------------------------

TO THE STOCKHOLDERS OF STEVEN MADDEN, LTD.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Steven Madden, Ltd., a Delaware corporation (the "Company"), will be held on May 25, 2001, at the Company's showroom located at 1370 Avenue of the Americas, 12th Floor, New York, New York at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the purposes stated below.

         1. To elect eight (8) directors to the Board of the Company for a one (1) year term;

         2. To approve an amendment to the Company's 1999 Stock Plan to increase the maximum number of shares of the Company's common stock subject to the plan from 975,000 shares to 1,600,000 shares;

         3. To ratify the appointment of Richard A. Eisner & Company, LLP as independent auditors of the Company for fiscal year 2001; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         All Stockholders are cordially invited to attend the Annual Meeting. Only those Stockholders of record at the close of business on April 16, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       /s/ STEVEN MADDEN
                                       -----------------------------------------
April 25, 2001                         Steven Madden,
                                       Chief Executive Officer



WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005.

                               STEVEN MADDEN, LTD.
                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104

                                 PROXY STATEMENT

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Steven Madden, Ltd., a Delaware corporation (the "Company"), for use at the annual meeting of the Company's stockholders to be held at the Company's showroom located at 1370 Avenue of the Americas, 12th Floor, New York, New York on May 25, 2001 at 10:00 a.m., local time, and at any adjournments thereof (the "Annual Meeting").

         The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect eight (8) directors to the Board of Directors of the Company for a one (1) year term, (ii) to approve an amendment to the Company's 1999 Stock Plan to increase the maximum number of shares of Company's Common Stock subject to the plan from 975,000 shares to 1,600,000 shares, (iii) to ratify the appointment of Richard A. Eisner & Company, LLP as independent auditors of the Company for fiscal year 2001, and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS. Only holders of record of common stock, $.0001 par value (the "Common Stock"), of the Company at the close of business on April 16, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting.

         The principal executive offices of the Company are located at 52-16 Barnett Avenue, Long Island City, NY 11104 and its telephone number is (718) 446-1800. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is April 25, 2001. The Company's Annual Report for the fiscal year ended December 31, 2000, including audited financial statements, are being sent to stockholders together with this Proxy Statement and are incorporated herein by reference.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         As of the Record Date, there were outstanding 11,366,605 shares of Common Stock held by approximately 72 holders of record and 3,836 beneficial owners. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. The nominees to be selected as a Director named in Proposal 1 must receive a plurality of the eligible votes cast at the Annual Meeting with respect to such Proposal. The approval of the amendment to the Company's 1999

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Stock Plan described in Proposal 2 and the ratification of the appointment of
Richard A. Eisner & Company, LLP as independent auditors of the Company for fiscal year 2001 described in Proposal 3 must be approved by the affirmative vote of the holders of a majority of the total votes cast on such proposal in person or by proxy. Abstentions and broker non-votes will have no effect with respect to any of the Proposals. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposals 1,2 and 3. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matters.

         The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of capital stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

         Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

         None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a Stockholder to dissent and obtain the appraisal of or payment for such Stockholder's shares.

                                  PROPOSAL ONE

TO ELECT EIGHT DIRECTORS TO SERVE FOR ONE YEAR AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

         Under the By-Laws of the Company (the "By-Laws"), the Board of Directors of the Company is required to be comprised of a minimum of one (1) director, subject to which limitation the number of directors may be fixed from time to time by action of the stockholders or of the directors, with all directors elected by the stockholders each year at the annual stockholders meeting. The Company's board presently consists of eight (8) directors whose terms expire at the Annual Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.

         The Board has nominated eight (8) candidates to serve as directors all of whom are currently directors. The names and biographical summaries of the eight (8) persons who have been nominated by the Board of Directors to stand for election at the Annual Meeting have been provided below for your information. The Board of Directors has proposed that these persons be elected at the Annual Meeting to serve until the next annual meeting of stockholders. The Proxies will be voted for the election of the eight (8) nominees listed below as directors of the Company unless otherwise specified on the form provided. The vote of a majority of the capital stock, present and constituting a quorum at the Annual Meeting, will be necessary to elect the directors listed below. If, for any reasons, any of the nominees shall be unable or unwilling to serve, the Proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the enclosed Proxy. Abstentions shall be counted separately and shall be used for purposes of calculating quorum.

BIOGRAPHICAL SUMMARIES OF NOMINEES FOR THE BOARD OF DIRECTORS

         CHARLES KOPPELMAN has been a director of the Company since June 1998 and acting Chairman of the Board since June 2000. Since February 4, 1998, Mr. Koppelman has been the Chairman and Chief Executive Officer of CAK Universal Credit Corp., a joint venture created with Prudential Securities to provide financing to the entertainment, sports and licensing industries. From 1988 to 1997, Mr. Koppelman served as the Chairman and Chief Executive Officer of EMI Capital Music, N.A. See "Recent Developments."

         STEVEN MADDEN has been the Chief Executive Officer and a director since the Company's inception. In February 2000, Mr. Madden relinquished the position of President which he held since the Company's inception, and in June 2000, Mr. Madden resigned as Chairman of the Board. In 1980, Mr. Madden joined L.J. Simone, a domestic footwear manufacturer, as an Account Executive. At that time, L.J. Simone had annual sales of approximately $800,000. Mr. Madden was promoted to Sales Manager and Director of Product Development and was instrumental in the company's growth to $28 million in annual sales. After leaving L.J. Simone in 1988, Mr. Madden joined M.C.M. Footwear, where he commenced the design, development and marketing of the "Souliers" line of footwear for women. In 1990, Mr. Madden founded the Company. See "Recent Developments."

         RHONDA J. BROWN has been the President of the Company since February 2000 and a director of the Company since October 1996. Ms. Brown also served as Chief Operating Officer of the Company from July 1996 to January 2001. Prior to joining the Company, Ms. Brown served as President and Chief Executive Officer of Icing, Inc. from May 1995 to December 1995. Previously, from August 1992 to December 1994, Ms. Brown served as Merchandise President of Macy's East, a division of R.H. Macy & Co., Inc. From July 1988 to July 1992. Ms. Brown served as Senior Vice-President and General Merchandise Manager to Lord & Taylor, a division of the May Company. Ms. Brown attended the American University, receiving a BS in Marketing and Public Communications in 1976. See "Recent Developments."

         ARVIND DHARIA has been the Chief Financial Officer of the Company since October 1992 and a director since December 1993. From December 1988 to September 1992, Mr. Dharia was Assistant Controller of Millennium III Real Estate Corp. See "Recent Developments."

         JAMIESON KARSON has been a director of the Company since January 2, 2001. Mr. Karson has practiced law for over 16 years. He has been a partner in the real estate department of the law firm Tannenbaum Helpern Syracuse & Hirshtritt, LLP since January 1, 1997. Previously, he was a partner at Karson McCormick from February 1992 through December 31, 1996.

         JOHN L. MADDEN has been a director of the Company since the Company's inception. Since April 1998, Mr. Madden has owned and managed a branch office of Tradeway Securities Group, Inc. in Florida. From May 1996 through December 1996, Mr. Madden formed JLM Consultants, Inc. which acted as a branch office of Merit Capital, Inc. for several broker-dealers. From May 1994 to May 1996, Mr. Madden served as Vice President of Investments for GKN Securities, Inc. From August 1993 to April 1994, Mr. Madden was employed by Biltmore Securities, Inc. as Managing Director and registered sales representative. Mr. Madden is the brother of Steven Madden, the Company's founder and Chief Executive Officer. See "Recent Developments."

         PETER MIGLIORINI has been a director of the Company since October 1996. From 1994 to present, Mr. Migliorini has served as Sales Manager for Greschlers, Inc., a major supply company located in Brooklyn, New York. From 1987 to 1994 Mr. Migliorini served as Director of Operations for Mackroyce Group. Mr. Migliorini has previously served in a number of capacities, ranging from Assistant Buyer to Chief Planner/Coordinator for several shoe companies including Meldico Shoes, Perry Shoes, and Fasco Shoes. See "Recent Developments".

         HEYWOOD WILANSKY has been a director of the Company since January 2, 2001. Mr. Wilansky served as the President and Chief Executive Officer of Bon-Ton Stores, Inc, from August 1995 to July 2000 and a director of Bon-Ton Stores, Inc. from August 1995 to present. Prior to that, he was employed by The May Department Stores Company for more than 19 years, last serving as President and Chief Executive Officer of the Foley's division from1992 to 1995. Mr. Wilansky is a director of First Washington Realty Trust, a real estate organization which principally owns neighborhood shopping centers.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF MS. RHONDA BROWN AND MESSRS. CHARLES KOPPELMAN, STEVEN MADDEN, ARVIND DHARIA, JAMIESON KARSON, JOHN L. MADDEN, PETER MIGLIORINI, AND HEYWOOD WILANSKY. UNLESS OTHERWISE INSTRUCTED OR UNLESS AUTHORITY TO VOTE IS WITHHELD, THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION OF THE ABOVE LISTED NOMINEES.

DIRECTOR COMPENSATION

         Directors who are also employees of the Company are not paid any fees or other remuneration, for service on the Board or any of its Committees. Each non-employee director receives (i) an annual grant of options to purchase 10,000 shares of Common Stock at an exercise price per share equal to two dollars ($2.00) above the fair market value of the Common Stock on the date of grant and

(ii) twenty thousand dollars ($20,000) in immediately available funds. In addition, non-employee directors are reimbursed by the Company for all expenses related to attending meetings.

         On July 18, 2000, the Company granted Mr. Koppelman 50,000 options (the "Options") at an exercise price of $7.00 per share as compensation for assuming the duties of Chairman of the Board of the Company. These Options vested on July 18, 2000 and will expire on July 18, 2005. Provided that Mr. Koppelman continues his service as acting Chairman of the Board, he is entitled to receive (i) 75,000 options on May 31, 2001 at an exercise price of $7.00 per share, (ii) 75,000 options on May 31, 2002 at an exercise price per share equal to the closing bid price of the Company's common stock on May 31, 2002 as quoted on The Nasdaq Stock Market, (iii) 75,000 options on May 31, 2003, at an exercise price per share equal to the closing bid price of the Company's common stock on May 31, 2003 as quoted on The Nasdaq Stock Market, and (iv) 75,000 options on May 31, 2004 at an exercise price per share equal to the closing bid price of the Company's common stock on May 31, 2004 as quoted on The Nasdaq Stock Market. Each of these options will expire five (5) years following the date of the grant. In the event there is a change of control transaction requiring the approval of the Company's stockholders, the Options will be granted and vest immediately prior to the closing of the change of control transaction at an exercise price of $7.00 per share.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors met six (6) times during the fiscal year ended December 31, 2000. The Board of Directors has standing Audit, Real Estate and Compensation Committees.

         The Audit Committee of the Board of Directors consists of directors Charles Koppelman, Peter Migliorini and Heywood Wilansky, none of whom was an employee of the Company during 2000. This Committee is primarily responsible for reviewing the services performed by the Company's independent auditors, evaluating the Company's accounting policies and its system of internal controls, and reviewing significant finance transactions.

         The audit functions of the Audit Committee are focused on three areas:

         - the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

         - the independence and performance of the Company's independent auditors.

         - the Company's compliance with legal and regulatory requirements.

         The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company's independent auditors and with appropriate Company financial personnel. Meetings are held with the independent auditors who have unrestricted access to the committee. The Audit Committee also recommends to the Board the appointment of the independent auditors and review periodically their performance and independence from management. In addition, the committee reviews the Company's financing plans and reports recommendations to the full Board of Directors for approval and to authorize action. The Directors who serve on the committee are all "Independent" for purposes of The Nasdaq Stock Market listing standards. That is, the Board of Directors has determined that no member of the Audit Committee has a relationship to the Company that may interfere with its independence from the Company and its management. The Board has adopted a written charter setting out the audit related functions the committee is to perform. A copy of that charter is attached to this proxy statement as Annex B.

         Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

         This year, the committee reviewed the Company's audited financial statements and met with both management and Richard A. Eisner & Company, LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to the committee that the financial statements were prepared in accordance with generally accepted accounting principles. The committee has received from and discussed with Richard A. Eisner & Company, LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the company. The committee also discussed with Richard A. Eisner & Company, LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Based on these reviews and discussions, the committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         For the year ended December 31, 2000, the Company incurred professional fees to its auditors in the amount of $356,000, of which $120,000 related to auditing services and $236,000 related to all other services. The Audit Committee has considered whether the non-audit services provided by the Company's auditors in connection with the year ended December 31, 2000 were compatible with the auditor's independence and has concluded that the Company's auditors have maintained its independence.

                                       AUDIT COMMITTEE

                                       Charles Koppelman,
                                       Peter Migliorini
                                       Heywood Wilansky

         The Compensation Committee of the Board of Directors consists of directors Charles Koppelman, John Madden and Peter Migliorini. The Compensation Committee is primarily responsible for approving salaries, bonuses and other compensation for the Company's Chief Executive Officer and named executive officers, reviewing management recommendations relating to new incentive compensation plans and changes to existing incentive compensation plans, and for administering the Company's stock plans, including granting options and setting the terms thereof pursuant to such plan (all subject to approval by the Board of Directors).

         The Real Estate Committee of the Board of Directors consists of directors Steven Madden, Rhonda Brown and Jamieson Karson. This Committee is primarily responsible for overseeing real estate transactions for the Company. In light of the Company's aggressive retail store expansion plan, the Real Estate Committee was formed to consider proposed real estate transactions for approval.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

RECENT DEVELOPMENTS

         On June 20, 2000, Steven Madden, the Company's former Chairman and current Chief Executive Officer, was indicted in the Southern District and Eastern District of New York. The indictments allege that Mr. Madden engaged in securities fraud and money laundering activities. In addition, the Securities and Exchange Commission filed a complaint in the United States District Court for the Eastern District of New York alleging that Mr. Madden violated Section 17(a) of the Securities Exchange Act of 1934, as amended.

         Neither the indictments nor the SEC complaint alleges any wrongdoing by the Company or its other officers and directors. Mr. Madden has denied any improper conduct and has advised the Company that he will vigorously defend himself against any and all charges.

         On June 21, 2000, Steven Madden resigned as Chairman of the Board of Directors and the Company appointed Charles Koppelman acting Chairman of the Board. Mr. Koppelman has been a director of the Company since June 1998. Mr. Madden continues to serve as the Company's Chief Executive Officer.

         On March 14, 2001, the Company became aware that the Securities and Exchange Commission had issued a formal order of investigation with respect to trading in the Company's securities. The Company has reason to believe that the Staff is investigating possible securities law violations by persons trading in the Company's securities prior to June 20, 2000 who may have been in possession of alleged material, non-public information. As previously disclosed on Form 4's filed with the Securities and Exchange Commission, certain officers and directors of the Company sold shares of the Company's common stock during 1999 and the first half of 2000. Each of such officers and directors denies having knowledge of any material, non-public information prior to engaging in such transactions.

DIRECTORS AND EXECUTIVE OFFICERS

         Certain information concerning the directors and executive officers of the Company is set forth below:

Name                    Age        Position(s) with the Company
----                    ---        ----------------------------

Charles Koppelman       60         Acting Chairman of the Board(1)

Steven Madden           44         Chief Executive Officer and Director(2)

Rhonda Brown            45         President and Director(3)

Arvind Dharia           51         Chief Financial Officer, Director and
                                   Secretary

Richard Olicker         43         Chief Operating Officer(4)

Gerald Mongeluzo        60         President of Adesso-Madden, Inc.

Mark Jankowski          40         General Merchandise Manager

Robert Schmertz         37         President of Shoe Biz, Inc. and Diva
                                   Acquisition Corp.

Joseph Masella          52         President of l.e.i. Footwear and Stevies,
                                   Inc.

Les Wagner              60         Vice President of Real Estate of Steven
                                   Madden Retail, Inc. and Director(5)

John L. Madden          53         Director

Peter Migliorini        52         Director

Jamieson Karson         43         Director(6)

Heywood Wilansky        52         Director(7)

John Basile             49         Executive Vice President and Director(8)

-----------------

(1)  Mr. Koppelman was appointed Acting Chairman of the Board in June 2000.
(2) Mr. Madden held the additional titles of President until February 2000 and Chairman of the Board until June 2000. See "Recent Developments."
(3) Ms. Brown was appointed President in February 2000 and relinquished her position as Chief Operating Officer in January 2001.
(4)  Mr. Olicker commenced his employment with the Company in January 2001.
(5) Mr. Wagner resigned as officer of Steven Madden Retail, Inc. and a director of the Company in March 2001.
(6)  Mr. Karson was appointed as a director of the Company in January 2001.
(7)  Mr. Wilansky was appointed as a director of the Company in January 2001.
(8)  Mr. Basile resigned as officer and director of the Company in December
     2000.

         See "Biographical Summaries of Nominees for the Board of Directors" for biographical summaries of Ms. R. Brown and Messrs. A. Dharia, J. Karson, C. Koppelman, J. Madden, S. Madden, P. Migliorini, and H. Wilansky.

         RICHARD OLICKER has been Chief Operating Officer of the Company since January 3, 2001. Prior to joining the Company, Mr. Olicker spent more than 12 years at AeroGroup International, Inc., marketers of Aerosoles and What's What shoes. As cofounder of Aerosoles, Mr. Olicker served as President of the company's private label division and was responsible for managing all aspects of sourcing, production, pricing, sales, service, systems and finance. Mr. Olicker began his career in footwear in 1982 as the General Counsel and Licensing Director at El Greco Leather Products and later held an executive position with the apparel licensing firm New Retail Concepts, Inc.

         GERALD MONGELUZO has been President of Adesso-Madden, Inc., a wholly owned subsidiary of the Company, since September 1995. Previously, Mr. Mongeluzo was the founder and President of Adesso Shoes, Inc., a buying agent of private label shoes. From 1987 through 1991, Mr. Mongeluzo was the President of the Prima Barabaro Division of Cells Enterprise, Inc. Mr. Mongeluzo founded Prima Shoes, Inc., a buying agent of private label shoes, and served as President from 1974 to 1987.

         MARK JANKOWSKI has been the General Merchandise Manager of the Company since December 2000. Previously, Mr. Jankowski had been the President of Steve Madden Retail, Inc. from February 1999 to December 2000 and the Company's Vice President of Product Development from 1995 to 1999. From 1980 to 1995, Mr. Jankowski held several positions at Edison Brothers including Head of Buying.

         ROBERT SCHMERTZ has been the President of Shoe Biz, Inc., a wholly owned subsidiary of Steve Madden Retail Inc. since May 1998 and President of Diva Acquisition Corp. since January 2001. Before joining the Company, Mr. Schmertz was President of Daniel Scott Inc. from November 1995 to May 1998. Previously, Mr. Schmertz was the East Coast Sales Manager for Impo International from January 1993 through November 1995. From April 1990 to December 1992, Mr. Schmertz served as a sales representative for Espirit de Corp. based in San Francisco, California.

         JOSEPH MASELLA has been President of Stevies, Inc. since April 2000 and the Company's l.e.i. Footwear since July 1998. Previously, he was Vice President-Sales of the Company's Adesso-Madden subsidiary since October 1995. From 1992 to 1995, Mr. Masella served as General Manager-Far East Division of US Shoe Co.

         LES WAGNER was the Vice President-Real Estate for Steven Madden Retail, Inc. from April 1999 to March 2001 and a Director of the Company from October 1996 to March 2001. Mr. Wagner resigned as officer of Steven Madden Retail, Inc. and a Director of the Company in March 2001. From 1993 to 1996, Mr. Wagner served as the President of Baker/Leeds Shoe Store, a Division of Edison Brothers Stores, Inc. Mr. Wagner has served in a number of other capacities for Baker/Leeds from 1963 to 1993 which included, General Merchandise Manager from 1989 to 1993; Vice President Real Estate Northeast Area from 1988 to 1989; and President, Gussini Discount Shoe Division from 1987 to 1988. Mr. Wagner attended Harvard University, completing the Advanced Management Program (AMP 100).

         JOHN BASILE was the Company's Director of Operations from June 1994 until December 1997 and the Company's Executive Vice President from January 1998 through December 2000. Mr. Basile was a director of the Company from November 1996 through December 2000. Mr. Basile resigned as officer and Director of the Company in December 2000. Currently, Mr. Basile is a consultant to the Company. From 1990 to 1994, Mr. Basile was Executive Vice President of Cougar U.S.A. responsible for the United States Division of Susan Shoes of Canada. Previously, Mr. Basile was a Sales Manager at Bellini Imports from 1980 to 1990.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table sets forth for each of the last three fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998 the remuneration paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers:

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------
                                                         LONG-TERM COMPENSATION
                                 ANNUAL COMPENSATION
                         -------------------------------------------------------
NAME AND                 FISCAL                         AWARDS      OTHER ANNUAL
PRINCIPAL POSITION        YEAR   SALARY($)  BONUS($)   OPTIONS(1)   COMPENSATION
--------------------------------------------------------------------------------

Steven Madden,            2000   $300,000   $400,000        -0-      $311,437(2)
Chief Executive Officer   1999   $275,000   $800,000        -0-      $318,641(2)
                          1998   $274,231   $   0.00    191,189      $315,394(2)

Rhonda Brown,             2000   $270,052   $581,150    190,575
President                 1999   $257,278   $537,920         -0-
                          1998   $236,888   $242,493    188,811

John Basile, Executive    2000   $250,000   $614,047         -0-
Vice President            1999   $299,135   $ 88,299    100,000
                          1998   $274,711   $189,000    250,000

Arvind Dharia,            2000   $171,769   $ 80,000     25,000      $ 91,743(3)
Chief Financial Officer   1999   $140,000   $ 39,367     25,000      $ 88,606(3)
                          1998   $140,000   $ 46,561     32,000      $ 86,891(3)

Gerald Mongeluzo          2000   $257,653   $ 75,000         -0-
President, Adesso-        1999   $249,769   $ 50,000         -0-
Madden, Inc.              1998   $230,992   $ 35,000     50,000

----------
(1)      Options to purchase shares of Common Stock.
(2)      Life insurance premium and other expenses paid on behalf of Mr. Madden.
(3)      Life insurance premium paid on behalf of Mr. Dharia.

         The following table sets forth certain 2000 information with respect to options granted during the last fiscal year to the Company's executive officers named in the above Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                     Number of Securities             Percent of Total           Exercise or
                          Underlying              Options/SARS Granted to        Base Price
Name               Options/SARS Granted (#)      Employees in Fiscal Year %         ($/Sh)        Expiration Date
----               ------------------------      --------------------------         ------        ---------------

Rhonda Brown                190,575                         38.9%                   $11.63        August 30, 2010

Arvind Dharia                25,000                          5.1%                   $ 6.57        June 29, 2010


         The following table sets forth certain information with respect to options exercised during the last fiscal year by the Company's executive officers named in the Summary Compensation Table, and with respect to unexercised options held by such persons at the end of the last fiscal year:

     AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES


                        Shares                                  Number of Securities             Value of Unexercised in the
                      Acquired on      Value Realized          Underlying Unexercised               Money Options/SARS at
Name                  Exercise (#)           $               Options/SARS At FY-End (#)                 FY-End ($) (1)
----                  ------------           -               --------------------------                 --------------
                                                           Exercisable      Unexercisable      Exercisable      Unexercisable
                                                           -----------      -------------      -----------      -------------

Steven Madden           100,000         $ 1,268,943         1,051,189                --         4,734,238              --

Rhonda Brown            100,000         $ 1,036,803           230,454           142,931                 0               0

Arvind Dharia            15,000         $   157,488            95,750             6,250           118,136           6,625

John Basile              45,000         $   418,359           470,000                --         1,601,100              --

Gerald Mongeluzo             --                  --            62,500                --            25,625              --

----------
(1) Based upon a closing price on December 29, 2000 of $7.63 per share as reported by The Nasdaq Stock Market.

1999 STOCK PLAN

         As of March 15, 1999, the Board of Directors of the Company, adopted the 1999 Stock Plan (the "1999 Plan"), and on June 4, 1999 the Company's stockholders approved the adoption of the 1999 Plan. In May 2000, the Company's stockholders approved an amendment to the 1999 Plan increasing the number of shares of common stock subject to the plan from 400,000 to 975,000 shares. The purpose of the 1999 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of the Company, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock, in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company by encouraging stock ownership in the Company. The 1999 Plan is expected to provide even greater flexibility to the Company's compensation methods, after giving due consideration to competitive conditions and the impact of federal tax laws. See Proposal Number 2 - Amendment of the 1999 Stock Plan.

OTHER OPTIONS

         In March 1995, the Company issued options to purchase 1,000,000 shares of its Common Stock to a company wholly owned by the Company's Chief Executive Officer. The options were subsequently transferred to the Chief Executive Officer. The options which are fully exercisable, have an exercise price of $1.75 and an exercise period of 10 years. Unearned compensation was recorded in the amount of $575,000 which represented the difference between the exercise price and the fair value of the stock on the date of grant and was classified as a component of stockholders equity. The unamortized portion was charged to operations in 1997 in connection with the President's amended employment agreement.

EMPLOYMENT AGREEMENTS

         In July 1997, the Company entered into a ten (10) year Employment Agreement with Steven Madden, the Company's founder, Chief Executive Officer and Chairman of the Board. In February 2000, the term of the Employment Agreement with Mr. Madden was extended to December 31, 2009 and Mr. Madden relinquished his title as President of the Company. The Company agreed to pay Mr. Madden an annual salary of $275,000 for the two year period commencing January, 1998, $300,000 for the year commencing January, 2000 and an incremental increase of ten percent (10%) per annum for each year thereafter. The agreement provided for payment of a signing bonus of $200,000, and annual non-accountable expense allowance of $50,000 and use of an automobile having a retail selling price of no more than $50,000. In addition, in the event of Mr. Madden's total disability or his death, the Company is obligated to pay to Mr. Madden's estate an amount equal to the appropriate salary for the twelve (12) month period immediately subsequent to the date of total disability or his death. In the event Mr. Madden's employment agreement is terminated for any reason other than "for cause" or due to his "total disability", the Company is obligated to pay Mr. Madden the balance of his salary, fifty percent (50%) upon termination and the remaining fifty percent (50%) in annual installments over the life of the agreement. Further, in the event of a "change of control" of the Company, Mr. Madden is entitled to terminate the Employment Agreement and to receive the balance of his salary upon termination and an amount equal to his bonus (if any) for the preceding calendar year multiplied by the remaining years left under his Employment Agreement. Mr. Madden's Employment Agreement contains other customary provisions. See "Recent Developments."

         In July 1996, the Company entered into a three (3) year Employment Agreement with Rhonda Brown pursuant to which Ms. Brown agreed to serve as the Company's Chief Operating Officer. The Company agreed to pay Ms. Brown an annual salary of $200,000 plus a 10% annual increase in the base salary. The agreement provided that Ms. Brown received options to purchase 66,000 shares of the Company's Common Stock at an exercise price equal to the closing bid price of the Company's Common Stock on June 28, 1996, as quoted on The Nasdaq Stock Market. As of May 1, 1998, the Company and Ms. Brown amended her employment agreement so that (i) the term of her employment agreement is extended to July 31, 2001 and (ii) her annual base salary increase will be reduced from 10% per annum to 5% per annum commencing on July 1, 2000. In addition, in the event that a "change of control" of the Company occurs without Ms. Brown's consent, she is entitled to receive an amount equal to the greater of (i) the balance of the Base Salary during the remainder of the Term, and (ii) the Base Salary for two years and Ms. Brown's most recent annual bonus multiplied by the number of years remaining under the agreement. As of March 15, 1999, the Company and Ms. Brown executed a second amendment to her employment agreement. The second amendment accelerated the reduction in her annual base salary increase from July 1, 2000 to July 1, 1999 and reduced by one half (1/2) the number of the options issuable as an Option Bonus. Ms. Brown's Employment Agreement contains other customary provisions. In February 2000, Ms. Brown was appointed as the President of the Company and in January, 2001 Ms. Brown relinquished her title as Chief Operating Officer.

         In November 2000, the Company and Ms. Brown amended her employment agreement to extend the term of her employment agreement to December 31, 2003. The Company agreed to pay Ms. Brown an annual base salary of (i) two hundred seventy five thousand dollars ($275,000) through December 31, 2000, (ii) three hundred fifty thousand dollars ($350,000) from January 1, 2001 through June 30, 2002, and (iii) four hundred thousand dollars ($400,000) from July 1, 2002 through December 31, 2003. In addition, the most recent amendment provides that Ms. Brown is entitled to receive a cash bonus equal to four percent (4%) of the amount by which the aggregate EBIT-D (earnings before the payment of interest or taxes or a deduction for depreciation) for the four (4) calendar quarters ending on the most recent December 31st exceeds EBIT-D for the four (4) calendar quarters ending on the preceding December 31st. The agreement also provides that on each August 31st during the term of the Agreement, Ms. Brown is entitled to receive options (the "Performance Options") to purchase 100,000 shares of Common Stock of the Company. The options comprising the Performance Options are exercisable at a price equal to the average closing bid price of the Company's shares of Common Stock for the five trading days ending on August 29th.

         In January 1998, the Company entered into a four (4) year Employment Agreement with Arvind Dharia, pursuant to which Mr. Dharia will serve as the Company's Chief Financial Officer. The term of the agreement is subject to automatic extension for one (1) year unless either party terminates the agreement with ninety (90) days' prior notice. The Company agreed to pay Mr. Dharia an annual salary of $140,000 subject to annual incremental increases of ten percent (10%) commencing on the third anniversary of the Employment Agreement. The agreement provides that Mr. Dharia receive options to purchase 25,000 shares of the Company's Common Stock on June 30 of each year during the term of the agreement. The options are to vest quarterly over a period of one
(1) year and are exercisable at an exercise price equal to the closing bid price of the Company's Common Stock on June 30 of each year, as quoted on The Nasdaq Stock Market. If the Company does not extend the term of Mr. Dharia's Employment Agreement (other than "for cause" or "total disability"), Mr. Dharia shall receive severance pay equal to three months salary on the expiration of the agreement. In addition, in the event of Mr. Dharia's total disability or death the Company is obligated to pay Mr. Dharia or his estate an amount equal to the appropriate salary for the twelve (12) month period immediately subsequent to the date of his total disability or death. In the event Mr. Dharia's employment agreement is terminated for any reason other than "for cause" or due to his "total disability", the Company is obligated to pay Mr. Dharia the balance of his salary and benefits, fifty percent (50%) on January 1 after the date of termination and the remaining fifty percent (50%) one year after. Further, in the event of a "change in control" of the Company, Mr. Dharia is entitled to terminate the Employment Agreement and to receive the balance of his salary upon termination and an amount equal to his bonus (if any) for the preceding calendar year multiplied by the remaining years left under his Employment Agreement plus $200,000 as severance pay. Mr. Dharia's Employment Agreement contains other customary provisions.

         In January 2001, the Company entered into a two (2) year Employment Agreement with Richard Olicker pursuant to which Mr. Olicker agreed to serve as the Company's Executive Vice President and Chief Operating Officer. The Company agreed to pay Mr. Olicker an annual base salary of $225,000 plus a 5% annual increase in the base salary. The agreement provides that Mr. Olicker receive options to purchase 75,000 shares of the Company's Common Stock at an exercise price equal to the closing bid price of the Company's Common Stock on January 2, 2001, as quoted on The Nasdaq Stock Market. Mr. Olicker is entitled to receive a cash bonus equal to two percent (2%) of the amount by which the aggregate EBIT-D (earnings before the payment of interest or taxes or a deduction for depreciation) for the fiscal year ending on the most recent December 31st exceeds EBIT-D the fiscal year ending on the preceding December 31st. The agreement also provides that Mr. Olicker receive a one time cash bonus of $125,000 in the event that the aggregate EBIT-D for any 4 consecutive fiscal quarters during the term of the agreement equals or exceeds $40,000,000. Mr. Olicker's Employment Agreement contains other customary provisions.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee ("Committee") is responsible for reviewing and approving the Company's compensation policies and the compensation paid to its executive officers, including the Chief Executive Officer and the other named executive officers. The Compensation Committee is comprised of Charles Koppelman, Peter Migliorini and John Madden each of whom are non-employee Directors of the Company.

         The Compensation Committee's goal is to develop executive compensation policies and practices that are consistent with and linked to the Company's long term goal of maximizing shareholder value. The program is designed to facilitate the long-term success and growth of the Company through the attraction, motivation, and retention of outstanding executives.

         The objectives of the Company's executive compensation programs are to:
(i) attract and retain the highest quality executives, (ii) inspire and motivate executive officers to increase Company performance, (iii) align executive officers' financial interest with those of the Company's long-term investors, and (iv) reward executive officers for exceptional individual contributions to the achievement of the Company's objectives.

         Executive compensation consists of three components: base salary, annual incentive bonuses and long-term incentive awards (stock options). Each compensation component is offered to executives in varying combinations, structured in each case, to meet varying business objectives and to provide a level of total compensation comparable to similarly situated public companies.

         The Company has negotiated employment agreements with respect to base salary, annual incentive awards and stock option awards for each of the Company's named executive officers based upon the Company's performance and individual performance.

         Steven Madden, the Company's Chief Executive Officer, is eligible to participate in the same compensation plans available to the other executive officers.

         The Internal Revenue Code of 1986 prohibits the Company from taking a tax deduction in any year for compensation paid the persons who would be named executive officers in that year in excess of $1 million unless such compensation is "performance-based compensation." The Company did not pay in 2000 any officer compensation which will be subject to the $1 million deduction limitation; however, the Company's Chief Executive Officer exercised options which when combined with other compensation paid by the Company resulted in his total compensation exceeding the $1 million deduction limitation. The Compensation Committee will take into consideration the $1 million deduction limitation when structuring future compensation packages for the Company's executive officers and, if appropriate and in the best interests of the Company, will conform such packages to permit the Company to take a deduction for the full amount of all compensation.

                                       COMPENSATION COMMITTEE

                                       Charles Koppelman
                                       John Madden
                                       Peter Migliorini

STOCK PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total shareholder return on the Common Stock during the period beginning on December 31, 1996 and ending on December 31, 2000 with the cumulative total return on the Russell 2000 Index and the Standard & Poor's Footwear Index. The comparison assumes that $100 was invested on December 31, 1996 in the Company's Common Stock and in the foregoing indices and assumes the reinvestment of dividends.



                               GRAPHIC CHART OMITTED
                   PLOT POINTS FOR GRAPHIC CHART APPEAR BELOW

--------------------------------------------------------------------------------
                           12/31/96    12/31/97   12/31/98   12/31/99   12/31/00
--------------------------------------------------------------------------------
Steven Madden, Ltd.          100        147.55     165.85     371.94     148.78
--------------------------------------------------------------------------------
Russell 2000 Index           100        120.69     116.53     139.40     133.53
--------------------------------------------------------------------------------
S&P Footwear Index           100         66.90      64.80      76.23      91.31
--------------------------------------------------------------------------------

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth information as of the Record Date with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. See "Compensation of Directors and Executive Officers."

                                       Amount and
                                       Nature of            Percentage
         Name and Address              Beneficial           (%) of
         of Beneficial Owner(1)        Ownership(2)         Class(2)
         ----------------------        -------------        ------------

         Steven Madden(3)              2,241,005(4)             16.5%
         BOCAP Corp.(5)                2,241,005(6)             16.5%
         John Madden(7)                   15,000(8)                 *
         Arvind Dharia(9)                102,000(10)                *
         John Basile(11)                 300,000(12)             2.6%
         Les Wagner(13)                   20,000(14)                *
         Rhonda Brown(15)                373,386(16)             3.2%
         Gerald Mongeluzo(17)             62,500(18)                *
         Joseph Masella(19)               90,425(20)                *
         Mark Jankowski(21)               50,000(22)                *
         Robert Schmertz(23)              19,000(24)                *
         Peter Migliorini(25)             20,000(26)                *
         Charles Koppelman(27)           124,000(28)                *
         Richard Olicker(29)               1,200                    *
         Kennedy Capital
           Management, Inc.(30)          833,750                 6.8%
         Directors and Officers
           as a Group (13 persons)     3,418,516                25.3%


*        indicates beneficial ownership of less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.
(2) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K of the Securities Act of 1933 and Rule 13(d)-3 of the Securities Exchange Act, and based upon 11,366,605 shares of Common Stock outstanding.
(3)      Mr. Madden is Chief Executive Officer and a director of the Company.
(4) Includes (i) 1,184,816 shares of Common Stock held by BOCAP, a corporation owned by Mr. Madden, (ii) 1,051,189 shares of Common Stock issuable upon the exercise of options held by Mr. Madden. See "Executive Compensation-Employment Agreements."
(5) BOCAP Corp. is a company wholly-owned by Steven Madden, Chief Executive Officer of the Company.
(6) Includes (i) 1,051,189 shares of Common Stock issuable upon the exercise of options held by Mr. Madden and (ii) 5,000 shares of Common Stock held by Mr. Madden.
(7)      John Madden, a director of the Company, is the brother of Steven
         Madden.
(8) Includes 15,000 shares of Common Stock issuable upon the exercise of options held by Mr. Madden.
(9) Mr. Dharia is a director and the Chief Financial Officer of the Company.

(10) Includes 102,000 shares of Common Stock issuable upon the exercise of options held by Mr. Dharia.
(11) Mr. Basile resigned as a director and Executive Vice President of the Company in December 2000.
(12) Includes 300,000 shares of Common Stock issuable upon the exercise of options held by Mr. Basile.
(13) Mr. Wagner resigned as a director of the Company and the Vice President-Real Estate of Steven Madden Retail, Inc. in March 2001.
(14) Includes 20,000 shares of Common Stock issuable upon the exercise of options held by Mr. Wagner.
(15)     Ms. Brown is a director and the President of the Company.
(16) Includes 373,386 shares of Common Stock issuable upon the exercise of options held by Ms. Brown.
(17) Mr. Mongeluzo is the President of Adesso-Madden, Inc., a subsidiary of the Company.
(18) Includes 62,500 shares of Common Stock issuable upon the exercise of options held by Mr. Mongeluzo.
(19) Mr. Masella is the President of l.e.i. Footwear and Stevies, Inc., a subsidiary of the Company.
(20) Includes 90,425 shares of Common Stock issuable upon the exercise of options held by Mr. Masella.
(21)     Mr. Jankowski is the General Merchandise Manager of the Company.
(22) Includes 50,000 shares of Common Stock issuable upon the exercise of options held by Mr. Jankowski.
(23) Mr. Schmertz is the President of Shoe Biz, Inc., a subsidiary of the Steven Madden Retail, Inc. and the President of Diva Acquisition Corp.
(24)     Includes 9,000 shares held by Mr. Schmertz's wife.
(25)     Mr. Migliorini is a director of the Company.
(26) Includes 20,000 shares issuable upon the exercise of options held by Mr. Migliorini.
(27)     Mr. Koppelman is acting Chairman of the Board of the Company.
(28) Includes 50,000 shares of Common Stock issuable upon the exercise of options held by Mr. Koppelman.
(29)     Mr. Olicker is the Chief Operating Officer of the Company.
(30) Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001. The address for such stockholder is 10829 Olive Blvd., St. Louis, MO 63141.

                                  PROPOSAL TWO

                        AMENDMENT OF THE 1999 STOCK PLAN

         At the 1999 Annual Meeting of Stockholders, the Company's stockholders approved the adoption of the Company's 1999 Stock Plan (the "1999 Plan"). The 1999 Plan originally authorized up to 400,000 shares of Company common stock for grants of non-qualified and incentive stock options. In May 2000, the Company's stockholders approved an amendment to the 1999 Plan increasing the number of shares of common stock subject to the plan from 400,000 to 975,000 shares. The Board of Directors has amended the 1999 Plan, subject to stockholder approval, to authorize 625,000 additional shares for future awards (the "1999 Plan Proposal").

         Because of the limited number of remaining shares that may be granted under the 1999 Plan, the Board of Directors believes it is appropriate and necessary at this time to authorize additional shares for future awards. Authorization of these additional shares will allow grants to employees, consultants and directors in furtherance of the Company's goal of continuing to achieve significant gains in stockholder value and operating results.

         The Company intends to continue awarding options in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates. The following is a summary of the principal features of the 1999 Plan. The summary is qualified in its entirety be reference to the complete text of the 1999 Plan, as proposed to be amended. The proposed amendment to the 1999 Plan is set forth as Annex A to this Proxy Statement.

DESCRIPTION OF THE 1999 PLAN

         The maximum number of shares of Common Stock with respect to which awards may be presently granted pursuant to the 1999 Plan is 975,000 shares. The 1999 Plan Proposal would authorize the use of up to an additional 625,000 shares of the Company's common stock for a total of 1,600,000 shares being subject of the 1999 Plan. Shares issuable under the 1999 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

         Subject to compliance with Rule 16b-3 of the Securities Exchange Act of 1934, the Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee, such as the Compensation Committee, of two or more members of the Board to administer the Plan, by such committee. The administrator of the Plan shall hereinafter be referred to as the "Plan Administrator". Except for the terms and conditions explicitly set forth herein, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under the Plan, including, without limitation, selection of whether an option will be an incentive stock option or a nonqualified stock option, selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price per share, the timing of grants and all other terms and conditions of the options.

         Options granted under the 1999 Plan may be "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code (the "Code") or stock options which are not incentive stock options ("Non-Incentive Options" and, collectively with Incentive Options, hereinafter referred to as "Options"). Each option may be exercised in whole or in part; provided, that only whole shares may be issued pursuant to the exercise of any option. Subject to any other terms and conditions herein, the Plan Administrator may provide that an option may not be exercised in whole or in part for a stated period or periods of time during which such option is outstanding; provided, that the Plan Administrator may rescind, modify, or waive any such limitation (including by the acceleration of the vesting schedule upon a change in control of the Company) at any time and from time to time after the grant date thereof. During an Optionee's lifetime, any incentive stock options granted under the Plan are personal to such Optionee and are exercisable solely by such Optionee.

         The Plan Administrator can determine at the time the option is granted in the case of incentive stock options, or at any time before exercise in the case of nonqualified stock options, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, without limitation, federal tax and securities laws and regulations and state corporate law), an option may be exercised by:

               (a) delivery of shares of Common Stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator;

               (b) delivery of a properly executed Notice of Exercise, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state, or local withholding tax obligations that may arise in connection with the exercise; or

               (c) delivery of a properly executed Notice of Exercise, together with instructions to the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise that number of shares of Common Stock having a fair market value equal to the option exercise price.

         Upon a Change in Control of the Company, any award carrying a right to exercise that was not previously exercisable shall become fully exercisable, the restrictions, deferral limitations and forfeiture conditions applicable to any other award granted shall lapse and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

         Awards under the 1999 Plan may not be transferred, pledged, mortgaged, hypothecated or otherwise encumbered other than by will or under the laws of descent and distribution, except that the Committee may permit transfers of awards for estate planning purposes if, and to the extent, such transfers do not cause a participant who is then subject to Section 16 of the Exchange Act to lose the benefit of the exemption under Rule 16b-3 for such transactions.

         The Board may amend, alter, suspend, discontinue or terminate the 1999 Plan at any time, except that any such action shall be subject to stockholder approval at the annual meeting next following such Board action if such stockholder approval is required by federal or state law or regulation or the rules of any exchange or automated quotation system on which the Common Stock may then be listed or quoted, or if the Board of Directors otherwise determines to submit such action for stockholder approval. In addition, no amendment, alteration, suspension, discontinuation or termination to the 1999 Plan may materially impair the rights of any participant with respect to any award without such participant's consent. Unless terminated earlier by action of the Board of Directors, the 1999 Plan shall terminate ten (10) years after adoption by the shareholders.

RECOMMENDATION OF BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 PLAN PROPOSAL. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THE PROPOSED 1999 PLAN.

                                 PROPOSAL THREE

          RATIFICATION OF SELECTION OF THE FIRM OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY

         The Board of Directors upon recommendation of the members of the Audit Committee, concluded that the continued engagement of Richard A. Eisner & Company, LLP as the Company's independent public accountants for the 2001 fiscal year was in the best interests of the Company. The Board of Directors recommends that Stockholders ratify its choice of Richard A. Eisner & Company, LLP.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Richard A. Eisner & Company, LLP as independent public accountants for the Company. Unless marked to the contrary, proxies received from Stockholders will be voted in favor of the proposed amendment.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THE PROPOSED AMENDMENT.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

If any Stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the 2002 Annual Meeting of Stockholders, that proposal must be presented to the Company's secretary prior to December 1, 2001.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                      STEVEN MADDEN, LTD.


April 25, 2001                        By: /s/ STEVEN MADDEN
                                          -------------------------------------
                                          Steven Madden, Chief Executive Officer
                                          and Director

                                                                         ANNEX A

                               STEVEN MADDEN, LTD.
                                 1999 STOCK PLAN

         This Steven Madden, Ltd. 1999 Stock Plan (the "1999 Plan") is hereby amended as follows:

         1. Section 3 of the 1999 Plan is amended to read as follows:

         SECTION 3. STOCK SUBJECT TO THE PLAN. The stock subject to this Plan shall be the Common Stock, presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under the Plan shall not exceed in the aggregate 1,600,000 shares as such Common Stock was constituted on the effective date of the Plan. If any option granted under the Plan shall expire, be surrendered, exchanged for another option, canceled, or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of the Plan, including for replacement options which may be granted in exchange for such surrendered, canceled, or terminated options.

         2. Except as expressly amend, the provisions of the Plan shall remain in full force and effect.

         3. This Amendment shall be effective immediately upon approval by the Company's Board of Directors and stockholders of the Company.

                                       Adopted by the Board of Directors
                                       this 30th day of March, 2001



                                       Approved by the Stockholders
                                       this ________ day of May, 2001

                                                                         ANNEX B

                             AUDIT COMMITTEE CHARTER

                                       OF

                               STEVEN MADDEN, LTD.

         The Audit Committee is appointed by the Company's Board of Director to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's auditors.

         The members of the Audit Committee shall meet the independence and experience requirements of The Nasdaq Stock Market. The members of the Audit Committee shall be appointed by the Board.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Audit Committee shall make regular reports to the Board.

         The Audit Committee shall:

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

         5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

         7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

         8.       Approve the fees to be paid to the independent auditor.

         9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

         10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

         11. Review the appointment and replacement of the senior internal auditing executive, if any.

         12. Review the significant reports to management prepared by the accounting department and management's responses.

         13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

         14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

         15. Obtain reports from management, the Company's senior financial executive and the independent auditor that the Company's subsidiaries and/or affiliated entities are in conformity with applicable legal requirements.

         16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and management's response to that letter. Such review should include:


                  (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information; and

                  (b) Any changes required in the planned scope of the audit.

         18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Employee Handbook and/or Code of Conduct.

         20. Review with the Company's legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         21. Meet at least annually with the chief financial officer, the senior financial executive and the independent auditor in separate executive sessions.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Employee Handbook and/or Code of Conduct.

STEVEN MADDEN, LTD.                                                        PROXY
                               STEVEN MADDEN, LTD.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING EITHER THE PROXY (THE "PROXY") [FOR] OR [AGAINST] BOX NEXT TO EACH OF THE THREE (3) PROPOSALS

         THE UNDERSIGNED HEREBY APPOINT(S) MR. STEVEN MADDEN WITH THE POWER OF SUBSTITUTION AND RESUBSTITUTION TO VOTE ANY AND ALL SHARES OF CAPITAL STOCK OF STEVEN MADDEN, LTD. (THE "COMPANY") WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE AS FULLY AS THE UNDERSIGNED COULD DO IF PERSONALLY PRESENT AT THE ANNUAL MEETING OF THE COMPANY, TO BE HELD ON MAY 25, 2001, AT 10:00 A.M. LOCAL TIME, AND AT ANY ADJOURNMENTS THEREOF, HEREBY REVOKING ANY PRIOR PROXIES TO VOTE SAID STOCK, UPON THE FOLLOWING ITEMS MORE FULLY DESCRIBED IN THE NOTICE OF ANY PROXY STATEMENT FOR THE ANNUAL MEETING (RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED):

1.       ELECTION OF DIRECTORS

               VOTE

[ ]            FOR ALL NOMINEES LISTED BELOW EXCEPT AS MARKED TO THE CONTRARY
               BELOW

[ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

[ ]            ABSTAIN

RHONDA J. BROWN, ARVIND DHARIA, JAMIESON KARSON, CHARLES KOPPELMAN, JOHN L. MADDEN, STEVEN MADDEN, PETER MIGLIORINI, AND HEYWOOD WILANSKY

2.       AMENDMENT OF THE 1999 STOCK PLAN

[ ]            FOR THE AMENDMENT OF THE 1999 STOCK PLAN

[ ]            WITHHOLD AUTHORITY

[ ]            ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP. AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2001.

[ ]            FOR THE RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER &
               COMPANY, LLP.

[ ]            WITHHOLD AUTHORITY

[ ]            ABSTAIN

         THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE EIGHT (8) NOMINEES NAMED IN ITEM 1, THE AMENDMENT OF THE 1999 STOCK PLAN IN ITEM 2, AND THE RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER & CO., LLP. AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2001 IN ITEM 3.

         IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

         PLEASE MARK, SIGN DATE AND RETURN THIS PROXY PROMPTLY USING THE ACCOMPANYING POSTAGE PRE-PAID ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STEVEN MADDEN, LTD.

                                       DATED:
                                             -----------------------------------


                                       -----------------------------------------
                                       SIGNATURE

                                       -----------------------------------------
                                       SIGNATURE IF JOINTLY OWNED:

                                       -----------------------------------------
                                       PRINT NAME:

PLEASE SIGN EXACTLY AS THE NAME APPEARS ON YOUR STOCK CERTIFICATE. WHEN SHARES OF CAPITAL STOCK ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, OR CORPORATE OFFICER, PLEASE INCLUDE FULL TITLE AS SUCH. IF THE SHARES OF CAPITAL STOCK ARE OWNED BY A CORPORATION, SIGN IN THE FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF THE SHARES OF CAPITAL STOCK ARE OWNED BY A PARTNERSHIP, SIGN IN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED OFFICER.

             PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE